Exhibit 99.2

500 Laurel St.

Baton Rouge, LA 70801

P: 225.248.7600

F: 225.248.7650

FOR IMMEDIATE RELEASE April 2, 2026	Media Contact: Misty Albrecht b1BANK 225.286.7879 media@b1BANK.com

Business First Bancshares, Inc. Completes $85.0 Million Private Placement of Subordinated Notes

Baton Rouge, La. – Business First Bancshares, Inc. (Nasdaq: BFST) (Business First or the Company), parent company of b1BANK, is pleased to announce the completion of the private placement of $85.0 million in aggregate principal amount of 6.50% fixed-to-floating rate subordinated notes (the Notes) due 2036, to certain qualified institutional and accredited investors. The Notes have been structured to qualify as Tier 2 capital for the Company for regulatory capital purposes. The proceeds from the sale of the Notes will be utilized to redeem $66.93 million in outstanding subordinated notes, to provide additional capital support to b1BANK, to support growth, to better position the Company to take advantage of strategic opportunities that may arise from time to time, to repay other existing borrowings, and for other general corporate purposes.

The Notes will initially bear interest at an annual rate of 6.50% beginning April 2, 2026, through March 30, 2031. From March 31, 2031, to the stated maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financing Rate (SOFR) plus 300 basis points. The Notes are redeemable by the Company, at its option, in whole or in part, on or after the fifth anniversary of the issue date, and at any time upon the occurrence of certain events.

Fenimore Kay Harrison LLP served as legal counsel to Business First and UMB Bank, National Association is serving as the paying agent and registrar.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $8.2 billion in assets, $5.7 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (not including $1.0 billion of b1BANK assets managed by SSW) and operates banking centers and loan production offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Investor Relations Contact: Gregory Robertson 337.721.2701 Gregory.Robertson@b1BANK.com	Matt Sealy 225.388.6116 Matt.Sealy@b1BANK.com

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